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                                                                    Exhibit 10.8
                                                                  Cade 1995 10-K
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                              EMPLOYMENT AGREEMENT
    This employment agreement (the "Agreement") is entered into as of the 2nd day of May, 1995, by and between CADE INDUSTRIES, INC. (the "Company") and RICHARD A. LUND ("Executive").

    WHEREAS, the Company desires to employ the services of Executive, and Executive desires to accept such employment, upon the terms set forth herein; and

    WHEREAS, prior to the date hereof, Executive was employed by Company as its President and Chief Operating Officer and as Chief Executive Officer of its Auto-Air Composites, Inc. subsidiary ("Auto-Air");

    NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Executive and Company agree as follows:

    1. EMPLOYMENT. Company hereby employs Executive its President and Chief Operating Officer and in such other positions with the Company or its subsidiary corporations as the Company's Board of Directors may from time to time direct, and Executive hereby accepts such employment.

            (a) DUTIES AND SERVICES. Executive agrees to serve Company and to perform such services and duties as are appropriate to the capacities in which he is employed. Executive agrees that he shall devote substantially all of his working time, attention and efforts solely and exclusively to such employment and will perform his duties and services faithfully, diligently and to the best of his ability, and will use his very best efforts to promote the interests of the Company. Executive shall report to the Board of Directors of the Company or such other person or persons as the Board of Directors of the Company shall authorize. Executive shall assist in preparation of budgets and business strategic plans, assist in the preparation and implementation of and be responsible for achievement of the Company's goals and objectives, and perform such other services for the Company or its other subsidiaries as directed by the Company's Board of Directors.

            (b) ADHERENCE TO RULES AND LAWS. Executive specifically agrees to support, implement and observe corporate policies and guidelines established by the Company's Boards of Directors. Executive agrees to abide by all applicable laws and governmental regulations relating to the Company's business and to promote compliance therewith by employees, agents and representatives under his direction and control. Executive acknowledges that he may be given or have access to material nonpublic information with respect to the Company and as such is subject to the restrictions imposed under the Securities and Exchange Act of 1934 and other federal and state laws with respect to trading in the Company's securities while in possession of such information, and with respect to the disclosure of such information.

            (c) EMPLOYMENT TERM. The term of Executive's active employment shall commence on the date above first written and shall continue until his resignation or termination by the Board of Directors (the "Employment Term").

            (d) COMPENSATION. As the total compensation for services to be rendered by Executive during the Employment Term in all capacities in which employed, Company agrees to pay Executive, and Executive agrees to accept:

                    (i) BASE SALARY. An initial base salary (the "Base Salary") of $168,000 per annum, payable in equal monthly installments; said initial base salary to be reviewed annually by the Board of Directors.
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                    (ii)    INCENTIVE BONUS.  In addition to Executive's Base
            Salary, the Board of Directors of the Company shall annually consider the payment of a bonus, not to exceed 50% of Executive's Base Salary, to Executive, the amount of which, if any, shall be determined by a quantitative incentive plan agreed to by Executive and the Board of Directors.

                    (iii) OTHER BENEFITS.

                            A. Executive shall be entitled to participate in group life insurance, medical and hospitalization plans and pension plans, as such may be afforded by the Company or Auto-Air generally to its officers and employees.

                            B.      Company shall reimburse Executive in
            accordance with its standard practice applicable to executive officers for necessary and reasonable business expenses incurred by Executive in performing his duties hereunder. In addition, Company shall reimburse Executive for membership dues at one club or country club of his choice in the Lansing, Michigan area.

                            C. During the Employment Term, Executive shall be entitled to four weeks of vacation with full pay each year. Vacation time must be taken at a time which does not unreasonably interfere with the conduct of the Company's business. Vacation may be accumulated by Executive, up to an aggregate of eight weeks, to be taken in future years, but is the intent of the Company that Executive take not less than two weeks of vacation in each year.

                            D. Company shall provide to Executive, an American automobile suitable to his position and an automobile allowance for actual expenses incurred in connection therewith. Executive shall be entitled to a new automobile every three years.

    2. STOCK OPTIONS. Executive shall be eligible to receive such option awards as may be provided from time to time by the Company's Board of Directors or the Compensation Committee thereof.

    3. RESTRICTIVE COVENANTS AND CONFIDENTIALITY. As a condition to the performance by Company of its obligations hereunder:

            (a) Executive shall, during the Employment Term, promptly advise the Board of Directors of any business opportunity ("Business Opportunity") of which he becomes aware. Business Opportunity means any person, corporation or other entity which requires or is seeking to acquire services, goods, materials or products of the nature provided by the Company or any of its subsidiaries; any potential acquisitions of other businesses or entities or assets; or any inquiries concerning acquisition of the Company, or any of its subsidiaries, divisions, or assets.

            (b) Executive agrees that at all times during the Employment Term and for two years thereafter he will not directly or indirectly, through any person, corporation or other entity (whether as an employee, officer, director, consultant or otherwise), (i) in any manner solicit business from or divert from the Company or any of its subsidiaries the business of any client or customer of Company or any of its subsidiaries which was a client or customer, or which was identified by the Company or any of its subsidiaries as a prospective client or customer, during the Employment Term; nor (ii) solicit, entice or induce any person who is or shall be an employee or officer of the Company or any of its subsidiaries to become employed by any other person, corporation or entity; provided, however, that after the termination of his employment with the Company, Executive may engage in any business activity unrelated to the business activities of the Company or its subsidiaries.
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            (c)     Because the Company and Auto-Air have utilized and the
Company and its subsidiaries will, during the Employment Term, utilize the services of Executive in areas of responsibility involving trust and confidence, and because Executive will from time to time obtain knowledge with respect to the conduct of the business of the Company or its subsidiaries and with respect to the clients and customers of the Company and its subsidiaries which is not generally known in the trade or industry in which the Company, its subsidiaries, client or customers, as the case may be, are engaged or which the Company may deem confidential and proprietary, Executive agrees that at all times during the Employment Term and after the termination of his employment relationship with Company, he will take such reasonable steps as are necessary to maintain the confidentiality of such information and that he will not, unless authorized by Company in writing, directly or indirectly disclose to, or for the benefit of, any other person, firm or corporation any information of any kind concerning any matters affecting or relating to the business of the Company, its subsidiaries, clients and customers, including, without limitation, information concerning the business of the Company, its subsidiaries, customers, manner of operation, plans, procedures or other data of any kind or nature. The parties hereto stipulate that such information is
(i) material to the conduct of the business of the Company and its subsidiaries, (ii) confidential, and (iii) proprietary to the Company, and that disclosure of such information would have a serious adverse effect on the effective and successful conduct of the business and good will of the Company and its subsidiaries. All documents, records and copies thereof regarding the operations or business of the Company or its subsidiaries, whether prepared by Executive or others, and all information which might be given to Executive or to which he has access in the course of his employment, are and shall remain the exclusive property of the Company. Any documents in Executive's possession upon termination of employment shall be delivered immediately to the Company.

            (d) Executive further agrees that he shall not, during his Employment Term, nor within one year after termination of his employment with Company, without the prior written approval of Company's Board of Directors, directly or indirectly, through any person, firm or corporation (whether as an employee, officer, director, consultant or otherwise), (i) except in the event of termination by the Company under Paragraph 4(a), have any financial interest in or render any services to any person, firm or corporation (other than another subsidiary of Company) in competition with Company or any of its subsidiaries in any region in which business is conducted by Company or any of its subsidiaries during Employment Term; nor (ii) render services to any Business Opportunity of which he has learned (A) during the Employment Term unless he shall have advised Company of such Business Opportunity in accordance with subsection (a) of this paragraph 3.

    4.      TERMINATION OF EMPLOYMENT.

            (a) TERMINATION WITHOUT CAUSE. Executive's employment hereunder may be terminated for any reason at any time upon the giving of six months written notice by Executive or one year's written notice by the Company. In the event that notice is given by either party, Company may elect to terminate Executive's duties and functions with the Company and its subsidiaries before the expiration of the notice, but will be obligated to pay the benefits provided in paragraph 1 until the end of the notice period.

            (b) TERMINATION FOR CAUSE, DEATH OR DISABILITY. Executive's employment hereunder may be terminated immediately by Company for "Cause" and shall terminate on the date of occurrence in the event of the death or "Disability" of Executive. Such termination shall be subject to the following terms:

                    (i) In the event Executive's employment is terminated by Company for "Cause," Executive shall be paid his Base Salary until the date of termination and all other benefits (except any as may be required by law with respect to medical insurance coverage) shall thereupon cease.
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                    (ii)    In the event Executive dies or is disabled and
            unable to perform services for Company, he or his personal representative shall be paid his Base Salary and benefits through the Employment Term and for six months thereafter.


            As used in this Agreement, the term "Cause" shall mean material theft from Company or its subsidiaries; substantial and continuing willful failure to perform Executive's duties; violation of a material provision of this Agreement; or intention and material misrepresentation to the Board of Directors. As used in this Agreement, "Disability" shall mean a physical or mental illness, injury, incompetency or incapacity, which renders Executive incapable of fully performing the services required of Executive as an executive of Company and which does or may be expected to continue during the remainder of his life. Determination of Disability and the date upon which it shall be deemed to have occurred shall be made by a physician who is acceptable to both Company and Executive. Such determination shall be binding on all parties to this Agreement. In the event Company and Executive do not agree upon a physician, they shall each name a physician and the two physicians shall name a third physician who shall conduct the examination and make the determination as to whether Executive suffered a disability.

    5.      ASSIGNABILITY OF BINDING EFFECT; CHANGE OF CONTROL.

            (a) This Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, successors and legal representatives of Executive, and shall inure to the benefit of and be binding upon Company and its successors and assigns, including any successor to substantially all of the assets and business of Company as a going concern.
The provisions of Section 3 of this Agreement shall survive termination of this Agreement for the periods set forth herein and shall be specifically enforceable by any successor or assign of the Company. Neither Executive's rights under this Agreement nor the obligations of Executive hereunder may be delegated or assigned.

            (b) In the event that there is a change of control (as hereinafter defined) of the Company on any date subsequent to May 2, 1995, and the employment of Executive by the Company is terminated within one year of the change of control for any reason, including termination without cause, termination for cause, death disability or voluntary resignation, Executive shall be paid an amount equal to his compensation from the Company for the preceding year, including any bonus, insurance and other benefits. Except as to a person who was a beneficial owner of at least 20% of the Company's outstanding common stock on May 2, 1995, the term "change of control" as used herein means the acquisition by any person or group of beneficial ownership of more than 30% of the Company's outstanding common stock (or, if the Company shall have outstanding more than one class of equity securities, an aggregate of 30% of the voting securities of the Company). For purposes of determining the definition of person, group, and beneficial ownership, the provisions of Rule 13(d)-3 under the Securities and Exchange Act of 1934 shall apply.

    6. ENTIRE AGREEMENT. This Agreement constitutes the complete understanding between Company and Executive with respect to the subject matter hereof, and no statement, representation, warranty or covenant has been made by either party except as expressly set forth herein. This Agreement may not be altered, modified or amended except by written instruments signed by each of the parties hereto. No waiver of any term or provision hereof shall be effective unless made in a writing signed by the party against whom enforcement of the waiver is sought. No waiver of any term or provision of this Agreement shall be deemed to be a waiver of any subsequent breach of such term or provision, or the breach of any other term or provision hereof.

    7. SEVERABILITY. If any provision of this Agreement or any part thereof is invalid, unlawful or incapable of being enforced, by reason of any rule of law or public policy, all conditions and provisions of this Agreement shall nevertheless remain in full force and effect.
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    8.      WARRANTY.  Executive warrants and represents that he is not a party to any agreement, contract or understanding which would in any way restrict or prohibit him from undertaking or performing employment in accordance with the terms and conditions of this Agreement.

    9.      GOVERNING LAW.  This Agreement shall be
governed by, construed in accordance with, and enforced under the laws of the State of Michigan.

    10. NOTICES. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to the persons named below or when deposited in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, unless either of the parties hereto notify the other in accordance with this section of a change of address:

    If to the Company:       Cade Industries, Inc.
                             Attn:  Terrell L. Ruhlman
                             5640 Enterprise Drive
                             Lansing, MI 48911

    With Copy To:            Quarles & Brady
                             Attn:  Conrad G. Goodkind
                             411 East Wisconsin Avenue
                             Milwaukee, WI 53202-4497

    If to Executive:         Richard A. Lund
                             Cade Industries, Inc.
                             5640 Enterprise Drive
                             Lansing, MI 48911

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date above first written.

                                       CADE INDUSTRIES, INC.


                                       By:
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                                          Terrell L. Ruhlman, Chairman
                                            of the Board of Directors


                                       RICHARD A. LUND



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